Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2026, relating to the financial statements of Honeywell International Inc. and the effectiveness of Honeywell International Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Honeywell International Inc. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

April 1, 2026